Exhibit 5.2

366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

February 12, 2024

TOP Financial Group Limited

118 Connaught Road West

Room 1101

Hong Kong

Ladies and Gentlemen:

We are acting as special counsel to TOP Financial Group Limited, a Cayman Islands company (the “Company”), in connection with the proposed sale and issuance (the “Offering”) of (i) 2,000,000 ordinary shares, nominal value $0.001 per share, of the Company (the “Ordinary Shares”), and (ii) warrants (the “Warrants”) to purchase up to 2,000,000 Ordinary Shares in a registered direct offering (the “Registered Offering”) and registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement relating to the Securities filed or to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplements”),to the Company’s currently effective registration statement on Form F-3 (File No. 333-273066), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2023 and declared effective on September 29, 2023 (the “Registration Statement”). As such counsel, you have requested our opinion as to the matters described herein relating to the Warrants. The Ordinary Shares and the Warrants are to be sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchaser signatory thereto (the “Purchaser”).

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	The Registration Statement,

2.	The Purchase Agreement,

3.	The Form of the Warrants as attached to the Purchase Agreement;

4.	a copy of the executed written resolution of the directors of the Company dated February 11, 2024, and

6.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct, and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

February 12, 2024

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that when the Warrants are duly executed and delivered by the Company and paid for by the Purchaser pursuant to the Purchase Agreement, such Common Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles.

Our opinion is limited to the application of the laws of the State of New York, the Securities Act and the rules and regulations of the SEC promulgated thereunder only, and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any other state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to or incorporate by reference to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP